UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2022

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800
(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2022, McGrath RentCorp (the “Company”) held its 2022 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on by the Company’s shareholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the Annual Meeting that the Company filed with the Securities and Exchange Commission on April 29, 2022.

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kimberly A. Box	20,826,199	118,115	701,371
Smita Conjeevaram	19,468,736	1,475,578	701,371
William J. Dawson	20,716,381	227,933	701,371
Elizabeth A. Fetter	20,815,154	129,160	701,371
Joseph F. Hanna	20,801,485	142,829	701,371
Bradley M. Shuster	19,899,345	1,044,969	701,371
M. Richard Smith	20,737,835	206,479	701,371
Dennis P. Stradford	20,715,815	228,499	701,371

Proposal 2. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2022.

Votes For	Votes Against	Abstain	Broker Non-Votes
21,293,817	327,347	24,521	None

Proposal 3. To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
20,439,679	450,986	53,649	701,371

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: June 10, 2022

	By:	/s/ Melodie Craft
Melodie Craft
Vice President, Legal Affairs and Risk Management and Secretary

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